Exhibit 1.1

Sara Lee Corporation

Debt Securities

Underwriting Standard Provisions

August 30, 2010

To the Representatives of the

several Underwriters named in the

respective Pricing Agreements

hereinafter described.

Ladies and Gentlemen:

From time to time Sara Lee Corporation, a Maryland corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. These Standard Provisions shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligations of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each

Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under each Pricing Agreement (including those contained in these Standard Provisions) shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 identified by the SEC file number appearing in Schedule II to the Pricing Agreement (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); such initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Act”); and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives on or prior to the date hereof); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the Pricing Agreement relating to the Designated Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, being hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Designated Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective (but excluding Form T-1), are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of the Pricing Agreement, including such information as is incorporated by reference, being hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus”, as defined in Rule 433 under the Act, relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of each Pricing Agreement, the “Applicable Time” is the time set forth as such in Schedule II of the Pricing Agreement on the date of the Pricing Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II to the Pricing Agreement does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Prospectus, at the time the Registration Statement became effective; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Prospectus at the time the Registration Statement became effective; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such

Securities; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the Pricing Agreement and prior to the execution of the Pricing Agreement, except as set forth on Schedule II to the Pricing Agreement;

(e) the Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Prospectus at the time the Registration Statement became effective; provided; however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

(f) Neither the Company nor any significant subsidiary of the Company (the term “significant subsidiary” shall have the meaning defined in Section 210.1-02 of Regulation S-X) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the consolidated capital stock or any material increase in the consolidated long-term debt of the Company and its significant subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company has been duly incorporated in Maryland and is validly existing as a corporation under the laws of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with corporate power to own its properties and conduct its business as described in the Pricing Prospectus;

(h) Each of the significant subsidiaries of the Company has been duly incorporated or formed, as the case may be,, and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where failure to qualify would not have a material adverse effect upon the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole;

(i) The Securities have been duly authorized and, when Designated Securities are issued and delivered pursuant to the Pricing Agreement (including these Standard Provisions) with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Securities (as defined in Section 4 hereof), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented with respect to such Designated Securities in all material respects;

(j) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and any Pricing Agreement (including these Standard Provisions), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its significant subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, except for any breaches, conflicts, defaults, liens, charges or encumbrances that are not material to the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as whole, nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company, as amended, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or in any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by any Pricing Agreement (including these Standard Provisions) or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(k) There are no legal or governmental proceedings to which the Company or any of its significant subsidiaries is a party or of which any property of the Company or any of its significant subsidiaries is the subject other than as set forth in the Pricing Prospectus and other than litigation incident to the kind of business conducted by the Company and its significant subsidiaries which, if determined adversely to the Company or any of its significant subsidiaries, would not individually or in the aggregate have a material adverse effect on the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;

(m) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(n) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls;

(o) Neither the Company nor any of its subsidiaries nor, to the knowledge of the General Counsel of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(p) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the General Counsel of the Company, threatened;

(q) None of the Company, any of its subsidiaries or, to the knowledge of the General Counsel of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(r) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications; and

(s) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Securities.

3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and Prospectus as amended or supplemented.

4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds or other immediately available funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5. The Company agrees with each of the Underwriters of any Designated Securities:

(a) To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act, to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Time of Delivery, to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be disapproved by the Representatives for such Securities after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof as they shall reasonably request; to prepare a final term sheet, containing solely a description of the Designated Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action, in cooperation with the Representatives, to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to tax action in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with the last paragraph of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

(e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; and

(f) If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act, with respect to the applicable Pricing Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing, issuing and delivering the certificate for the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities. It is understood, however, that except as provided in this Section 6, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including but not limited to expenses connected with any offers they may make.

7. The obligations of the Underwriters with respect to any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct in all material respects, to the condition that, at or prior to such Time of Delivery, the Company shall have performed all of its obligations hereunder to be performed at or prior to such Time of Delivery, and to the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of the applicable Pricing Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the incorporation of the Company, the validity of the Indenture, the Designated Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) The Executive Vice President, General Counsel and Corporate Secretary of the Company (or such other internal legal counsel or outside legal firm reasonably satisfactory to the Representatives at such time of delivery), shall have furnished to the Representatives a written opinion dated the Time of Delivery for such Designated Securities and addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II-A hereto;

(d) Sidley Austin LLP (or such other internal legal counsel or outside legal firm reasonably satisfactory to the Representatives at such Time of Delivery), shall have furnished to the Representatives, at the request of the Company, their written opinion dated the Time of Delivery for such Designated Securities and addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II-B hereto;

(e) Venable LLP (or such other internal legal counsel or outside legal firm reasonably satisfactory to the Representatives at such Time of Delivery), shall have furnished to the Representatives, at the request of the Company, their written opinion for the Company, dated the Time of Delivery for such Designated Securities and addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II-C hereto;

(f) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery for such Designated Securities, PricewaterhouseCoopers LLP shall have furnished to the representatives a letter, dated the date of such Pricing Agreement for such Designated Securities and the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives and Pricewaterhouse Coopers LLP, to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (Commission) and the Public Company Accounting Oversight Board (United States) (PCAOB);

(ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included in the

Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

(iii) On the basis of procedures (but not an audit in accordance with standards of the PCAOB) consisting of:

a) Reading the minutes of meetings of the stockholders and the Board of Directors of the Company and its consolidated subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

b) Performing the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed interim financial statements of the Company and its subsidiaries consolidated included in the Registration Statement;

c) Reading the unaudited interim financial data for the period from the date of the latest balance sheet included in the Registration Statement to the date of the latest available interim financial data; and

d) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1) the unaudited condensed interim financial statements, included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(2) any material modifications should be made to the unaudited condensed interim financial statements, included in the Registration Statement, for them to be in conformity with generally accepted accounting principles;

(3) (i) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders’ equity of the Company and its subsidiaries consolidated as compared with amounts shown in the latest balance sheet included in the Registration Statement or (ii) for the period from the date of the latest income statement included in the Registration Statement to the date of the latest available financial data and for the period from the date of the latest income statement included in the Registration Statement to a specified date not more than five business days prior to delivery of such letter, there were any decreases, as compared with the corresponding period(s) in the preceding year, in consolidated net sales or in the total or per-share amounts of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes, increases or decreases.

(g) (i) Neither the Company nor any of its significant subsidiaries shall have sustained since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus and Prospectus as amended or supplemented any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and Prospectus as amended or supplemented there shall not have been any material change in the consolidated capital stock of the Company (except for the issuance of shares of common stock pursuant to any plan sponsored by the Company or pursuant to the conversion of convertible indebtedness) or any material increase in the consolidated long-term debt of the Company and its significant subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus as amended or supplemented, the effect of which is in any such case described in clause (i) or (ii) is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension of trading of any of the Company’s securities by the Commission or the New York Stock Exchange precipitated by the announcement by the Company of a material adverse event with respect to the Company’s business or financial position; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities directly involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated by the Prospectus as amended and supplemented; and

(j) The Company shall have furnished or caused to be furnished at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.

8. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (a “control person”), against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, affiliate, director, officer or control person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, affiliate, director, officer or control person for any legal or other expenses reasonably incurred by such Underwriter, affiliate, director, officer or control person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, such director, officer or control person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, such director, officer or control person for any legal or other expenses reasonably incurred by the Company, such director, officer or control person in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, officer and director of any Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in these Standard Provisions shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated

Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in these Standard Provisions or made by or on behalf of them, respectively, pursuant to these Standard Provisions, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any control person of any Underwriter, or the Company, or any officer or director or control person of the Company, and shall survive delivery of and payment for the Securities.

11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 6 and Section 8 hereof.

12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each such Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. Each Pricing Agreement (including these Standard Provisions) shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of any such Pricing Agreement (including these Standard Provisions). No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of each Pricing Agreement. As used herein “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. Each Pricing Agreement (including these Standard Provisions) shall be governed by and construed in accordance with the laws of the State of New York.

16. (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Designated Securities containing customary information and conveyed to purchasers of Designated Securities, it has not made and will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus or a free writing prospectus required to be filed with the Commission; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II to the Pricing Agreement;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus as amended and supplemented or would include an untrue statement or a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

17. The Company acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to each Pricing Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary or the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in each Pricing Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. Each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Annex I

[Form of]

PRICING AGREEMENT

[DATE]

[REPRESENTATIVES]

As the Representatives of the

several Underwriters

[ADDRESS]

Ladies and Gentlemen:

Sara Lee Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Standard Provisions, dated [Date] (the “Standard Provisions”; capitalized terms used but not defined in this Pricing Agreement shall have the respective meanings set forth in the Standard Provisions), between the Company and the Representatives of the several Underwriters to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Standard Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Standard Provisions shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Prospectus, and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Standard Provisions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Standard Provisions and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Standard Provisions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of the Standard Provisions.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this Pricing Agreement and such acceptance hereof, including the provisions of the Standard Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this Pricing Agreement on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours

SARA LEE CORPORATION

By:
Name:
Title:

Accepted as of the date hereof:

[REPRESENTATIVE]

By:
Name:
Title:

2

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
[UNDERWRITER].	$

Total	$

SCHEDULE II

Title of Designated Securities:

SEC File Number of Initial Registration Statement: 333-

SEC File Number of Rule 462(b) Registration Statement: None.

Aggregate Principal Amount: $

Price to Public:

Purchase Price by Underwriters:

% of the principal amount of the Designated Securities, plus accrued interest, from

Form of designated securities:

Book-entry only form represented by one or more global securities deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated October 2, 1990, between the Company and The Bank of New York Mellon Trust Company, N.A.

Maturity:

Interest Rate: %

Interest Payment Dates:

of each year, commencing

[Redemption Provisions:

The Designated Securities may be redeemed in whole or in part at a make-whole price described in the prospectus supplement relating to the Designated Securities or in whole at the option of the Company upon the occurrence of certain tax events described in the prospectus supplement relating to the Designated Securities.]

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

As described in the Pricing Prospectus

Applicable Time:      New York City time on

Issuer Free Writing Prospectuses:

Pricing Term Sheet dated             , as filed under Rule 433

Recently filed Documents for Section 2(d): None

Time of Delivery:

New York City time on

Closing Location:

Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019-7475.

Additional Closing Conditions:

Names and Addresses of Representatives:

2

[FORM OF PRICING TERM SHEET

PURSUANT TO SECTION 5(a)

OF STANDARD PROVISIONS]

Sara Lee Corporation

Pricing Term Sheet

Issuer:	Sara Lee Corporation
Size:	$
Trade Date:
Format:	SEC registered
Maturity:	, 20
Coupon:	%
Price:	% of face amount
Yield to maturity:	%
Spread to Benchmark Treasury:	%
Benchmark Treasury:	____
Benchmark Treasury Price and Yield:	%
Interest Payment Dates:	and , commencing , 2006
Redemption Provisions:
[First call date:	]
[Make-whole call	At any time][Before the first call date] at a discount rate of Treasury plus basis points]
Redemption prices:	Commencing : %
Commencing : %
Commencing : 100%
Settlement:	T+ ; , 200
CUSIP:
Joint-lead Managers:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx] [or emailing [ ] at [. ]]

Annex II-A

Form of Executive Vice President, General Counsel and Corporate Secretary of the Company Opinion

Ladies and Gentlemen:

As Executive Vice President, General Counsel and Corporate Secretary of Sara Lee Corporation, a Maryland corporation (hereinafter called the “Company”), I have acted as counsel to the Company in connection with the issuance and sale by the Company of $[        ],000,000 aggregate principal amount of the Company’s [    ]% Notes due 2015 (the “2015 Notes”) and $[            ],000,000 aggregate principal amount of the Company’s [    ]% Notes due 2020 (the “2020 Notes” and, together with the 2015 Notes, the “Notes”) pursuant to (i) the Pricing Agreement dated August [    ], 2010, including the Sara Lee Corporation Debt Securities Underwriting Standard Provisions (the “Standard Provisions”) incorporated by reference therein and all schedules and other attachments thereto (collectively, the “Underwriting Agreement”), among the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives (the “Representatives”) of the underwriters (the “Underwriters”) named in Schedule I thereto. The Notes are to be issued under an Indenture dated as of October 2, 1990 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”). I am delivering this letter to you at the request of the Company pursuant to Section 7([c]) of the Standard Provisions.

In connection therewith, I or members of my staff have participated in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (Registration No. 333-158504) for the registration of its debt securities and certain of its other securities under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement and the Incorporated Documents (as defined below) are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations (as defined below), the “Registration Statement.”

In connection with the issuance and sale of the Notes, the Company has prepared (i) a prospectus dated April 9, 2009 (the “Base Prospectus”), (ii) a preliminary prospectus supplement dated August [    ], 2010 (the “Preliminary Prospectus Supplement”), (iii) a final term sheet relating to the 2015 Notes and a final term sheet relating to the 2020 Notes, each dated August [    ], 2010 (such final term sheets, in the form filed with the Commission pursuant to Rule 433 of the 1933 Act Regulations, are hereinafter called the “Final Term Sheet”) and (iv) a prospectus supplement dated August [    ], 2010 (the “Prospectus Supplement”). The Preliminary Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Preliminary Prospectus.” The Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Prospectus.”

As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3; the term “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act; and the term “Applicable Laws” means those state laws of the State of Illinois and those federal laws of the United States of America which, in my experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture; provided, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws (including, without limitation, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Trust Indenture Act of 1939, as amended, or the Investment Company Act of 1940, as amended), antifraud laws, pension or employee benefit laws or in each case any rules or regulations thereunder.

I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such agreements, instruments, certificates, records and other documents as I have deemed necessary or appropriate for the purpose of rendering the opinions set forth in this letter. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies or by facsimile or other means of electronic transmission or which I obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents. If any document I examined in printed, word processed or similar form has been filed with the Commission on EDGAR, I have assumed that the document filed on EDGAR is identical to the document I examined, except for EDGAR formatting changes. As to facts and certain other matters and the consequences thereof relevant to the opinions expressed herein and the other statements made herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, (a) certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Company, accountants for the Company, and others, and (b) the representations and warranties in the Underwriting Agreement.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where the failure to obtain such qualification or to be in good standing would not reasonably be expected to have a material adverse effect on the consolidated financial position or results of operations of the Company and its consolidated subsidiaries, taken as a whole.

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2. Each “significant subsidiary” (as defined in Regulation S-X of the Commission) of the Company has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where the failure to obtain such qualification or to be in good standing would not reasonably be expected to have a material adverse effect on the consolidated financial position or results of operations of the Company and its consolidated subsidiaries, taken as a whole.

3. To my knowledge, there are no legal or governmental proceedings pending or threatened to which the Company of any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Preliminary Prospectus and the Prospectus and other than litigation or proceedings which individually or in the aggregate would not reasonably be expected to have a material adverse effect on the consolidated financial position or results of operations of the Company and its consolidated subsidiaries, taken as a whole.

4. The execution, delivery and performance by the Company of the Underwriting Agreement, including the sale of the Notes as provided therein, and the performance by the Company of the Indenture, (A) will not result in any violation or contravention of any provisions of any Applicable Law and (B) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its significant subsidiaries pursuant to the terms of any indenture, mortgage or other agreement to which the Company or any of its subsidiaries is bound, except, with respect to (A), that rights to indemnity and contribution under the Underwriting Agreement may be limited by applicable law or public policy and, with respect to (B), conflicts, breaches, defaults, liens, charges or encumbrances which would not reasonably be expected to have a material adverse effect on the consolidated financial position or results of operations of the Company and its consolidated subsidiaries, taken as a whole; and, to my knowledge, no consent, approval, authorization or other order of any governmental body is required under Applicable Laws for the issue and sale by the Company of the Notes, the execution and delivery and performance by the Company of the Underwriting Agreement or the performance by the Company of the Indenture, except such as are specified and have been obtained.

5. The Incorporated Documents, as of the respective dates they were filed with the Commission, each appeared on its face to be appropriately

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responsive in all material respects to the applicable requirements of the 1934 Act and the rules and regulations of the Commission thereunder applicable thereto, except that I express no opinion with respect to financial statements and related schedules and other financial or accounting data or information included or incorporated by reference therein or omitted therefrom.

6. The Registration Statement, as of the date it first became effective, the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at [date of Prospectus], 2010, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects relevant to the offering of the Notes to the applicable requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that I express no opinion with respect to (A) financial statements and related schedules and other financial or accounting data or information included or incorporated by reference therein or omitted therefrom, (B) the Incorporated Documents and (C) any trustee’s statement of eligibility on Form T-1 (a “Form T-1”).

As stated above, in connection with the transactions described in the first paragraph above, I or members of my staff have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives and counsel, at which conferences certain contents of the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus and related matters were discussed. Although I am not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package, the Prospectus or the Incorporated Documents and have made no independent check or verification thereof, based upon my participation in such conferences, no facts have come to my attention that have caused me to believe that:

(A) the Registration Statement, at the time it first became effective, or the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at [date of Prospectus], 2010 contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Preliminary Prospectus and the Final Term Sheet, considered together (collectively, the “General Disclosure Package”), as of [    ]:[    ] [a/p].m. (New York City time) on August [    ], 2010, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

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(C) the Prospectus, as of the date of the Prospectus Supplement or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that I express no belief and make no statement with respect to (A) financial statements and related schedules and other financial or accounting data or information included or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package, the Prospectus or the Incorporated Documents or (B) any Form T-1.

In rendering the opinion set forth in paragraph 5 above and making the statement set forth in clause (A) of the immediately preceding paragraph, I have assumed that [date of Prospectus], 2010 was the earlier of the date on which the Prospectus was first used and the time of the first contract of sale of the Notes within the meaning of Rule 430B(f)(1) of the 1933 Act Regulations.

I am admitted to the practice of law in the State of Illinois and the opinions expressed herein are limited to questions arising under the laws of the State of Illinois and, to the extent applicable, the federal laws of the United States of America. I express no opinion as to matters relating to securities or “blue sky” laws (other than the federal securities laws).

The opinions expressed and the statements made herein are expressed and made as of the time of closing of the sale of the Notes to the Underwriters on the date hereof and I assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinions or statements) that may come to my attention after such time.

This letter is rendered solely to and for the benefit of the Underwriters in connection with the transaction described in the first paragraph above and may not be quoted to or relied upon by, nor may this letter or copies hereof be delivered to, any other person (including, without limitation, any person who acquires Notes from or through any Underwriter), nor may this letter be used for any other purpose, without my prior written consent.

Very truly yours,

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Annex II-B

Form of Sidley Austin LLP Opinion

Ladies and Gentlemen:

We have acted as counsel to Sara Lee Corporation, a Maryland corporation (the “Company”), in connection with (i) the Pricing Agreement dated August [    ], 2010 (the “Pricing Agreement”) among the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives (the “Representatives”) of the underwriters (the “Underwriters”) named in Schedule I to the Pricing Agreement, which Pricing Agreement incorporates the Company’s Underwriting Standard Provisions (the “Standard Provisions”) dated August [    ], 2010 (the Pricing Agreement and such Underwriting Standard Provisions, collectively, the “Underwriting Agreement”), and (ii) the sale by the Company, and the purchase by the Underwriters, severally, of $[            ],000,000 aggregate principal amount of the Company’s [    ]% Notes due 2015 (the “2015 Notes”) and $[            ],000,000 aggregate principal amount of the Company’s [    ]% Notes due 2020 (the “2020 Notes” and, together with the 2015 Notes, the “Notes”) pursuant to the Underwriting Agreement. The Notes are to be issued under an Indenture dated as of October 2, 1990 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”). We are delivering this letter to you at the request of the Company pursuant to Section 7([d]) of the Standard Provisions.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-158504) for the registration of its debt securities and certain of its other securities under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement and the Incorporated Documents (as defined below) are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations (as defined below), the “Registration Statement.”

In connection with the issuance and sale of the Notes, the Company has prepared (i) a prospectus dated April 9, 2009 (the “Base Prospectus”), (ii) a preliminary prospectus supplement dated August [    ], 2010 (the “Preliminary Prospectus Supplement”), (iii) a final term sheet relating to the 2015 Notes and a final term sheet relating to the 2020 Notes, each dated August [    ], 2010 (such final term sheets, in the form filed with the Commission pursuant to Rule 433 of the 1933 Act Regulations, are hereinafter collectively called the “Final Term Sheet”) and (iv) a prospectus supplement dated August [    ], 2010 (the “Prospectus Supplement”). The Preliminary Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Preliminary Prospectus.” The Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Prospectus.”

As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3; the term “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act; and the term “Applicable Laws” means those state laws of the State of New York which, in our experience and without independent investigation, are normally applicable to the transactions contemplated by the Underwriting Agreement; provided, that the term “Applicable Laws” shall not include state securities or blue sky laws or in each case any rules or regulations thereunder.

As counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth in this letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR, we have assumed that the document filed on EDGAR is identical to the document we examined, except for EDGAR formatting changes. As to facts and certain other matters and the consequences thereof relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, (a) certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Company, accountants for the Company, and others, and (b) the representations and warranties in the Underwriting Agreement.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i) When the Notes are duly executed by authorized officers of the Company and authenticated by the Trustee, and when the Company’s corporate seal is affixed thereto, all in accordance with the Indenture, and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and will be entitled to the benefits of the Indenture.

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(ii) The Registration Statement has become effective under the 1933 Act; each of the Preliminary Prospectus and the Prospectus has been filed pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8) of the 1933 Act Regulations) and the Final Term Sheet has been filed pursuant to Rule 433 of the 1933 Act Regulations in the manner and within the time period required by Rule 433; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending by the Commission.

(iii) The Registration Statement, as of the date it first became effective, the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at [date of Prospectus], 2010, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects relevant to the offering of the Notes to the applicable requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion with respect to (A) financial statements and related schedules and other financial or accounting data or information included or incorporated by reference therein or omitted therefrom, (B) the Incorporated Documents and (C) any trustee’s statement of eligibility on Form T-1 (a “Form T-1”).

(iv) No consent, approval, authorization or other order of or in any State of New York court or governmental agency or body of the State of New York is required under Applicable Laws for the execution, delivery and performance by the Company of the Underwriting, including the issuance and sale of the Notes as contemplated by the Underwriting Agreement, or for the performance by the Company of the Indenture.

(v) The execution, delivery and performance by the Company of the Underwriting Agreement, including the issuance and sale of the Notes as contemplated by the Underwriting Agreement, and the performance by the Company of the Indenture, do not result in any violation by the Company of the provisions of any Applicable Laws, except that rights to indemnity and contribution under the Underwriting Agreement may be limited by applicable law or public policy.

(vi) The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of the Notes” (except for the statements set forth under “—Same-Day Settlement and Payment,” “—Book-Entry System; Delivery and Form” and “—Holding Through Euroclear and Clearstream, Luxembourg”) and “Description of Debt Securities” (except for the statements set forth under “—Form and Exchange of Debt Securities”), to the extent that such statements purport to describe certain provisions of the Indenture or the Notes, accurately describe such provisions in all material respects.

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(vii) The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” to the extent that such statements purport to describe matters of United States federal income tax law, accurately describe such matters in all material respects.

(viii) The Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(ix) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

In acting as counsel to the Company in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives and counsel, at which conferences certain contents of the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus and related matters were discussed. Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package, the Prospectus or the Incorporated Documents and have made no independent check or verification thereof (except as set forth in paragraphs (vi) and (vii) above), based upon our participation in such conferences, no facts have come to our attention that have caused us to believe that:

(1) the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at [date of Prospectus], 2010, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(2) the Preliminary Prospectus and the Final Term Sheet, considered together (collectively, the “General Disclosure Package”), as of [    ]:[    ] [a/p].m. (New York City time) on August [    ], 2010, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(3) the Prospectus, as of the date of the Prospectus Supplement or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

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except in each case that we express no belief and make no statement with respect to (A) financial statements and related schedules and other financial or accounting data or information included or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package, the Prospectus or the Incorporated Documents or (B) any Form T-1.

In rendering the opinion set forth in paragraph (iii) above and making the statement set forth in clause (1) of the immediately preceding paragraph, we have assumed that [date of Prospectus], 2010 was the earlier of the date on which the Prospectus was first used and the time of the first contract of sale of the Notes within the meaning of Rule 430B(f)(1) of the 1933 Act Regulations.

The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

A. The foregoing opinions and other statements are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York. We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the State of Maryland, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

B. In rendering our opinion set forth in paragraph (ii) above with respect to the absence of stop orders or proceedings, we have relied upon the oral advice of the staff of the Commission. In rendering our opinions set forth in paragraph (ii) above with respect to the effectiveness of the Registration Statement, the filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations and the filing of the Final Term Sheet pursuant to Rule 433 of the 1933 Act Regulations, we have relied upon our review of the EDGAR website.

C. With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto, provided that we make no such assumption with respect to any of the matters covered by this clause (iii) insofar as any such matter relates to the Company and is expressly covered by our opinion set forth in paragraph (i) or (vi) above. Without limitation to the foregoing, we have also assumed that the Trustee has become trustee under the Indenture in accordance with the applicable provisions thereof and such instruments and agreements (if any) as may have been required by the Indenture in connection with the appointment of the Trustee have been duly authorized, executed and delivered by the appropriate parties and are valid, binding and enforceable obligations or agreements, as the case may be, of such parties.

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D. Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars and (ii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

E. Whenever a statement or opinion herein is qualified by “to our knowledge,” “no facts have come to our attention” or a similar phrase, it means that the lawyers currently practicing law with this Firm who have been actively involved in representing the Company in connection with the transactions described in the first paragraph of this letter, after consultation with such other attorneys currently practicing law with this Firm as they considered appropriate, have no actual awareness of the inaccuracy of any such statement or opinion, and no inference as to our knowledge or that we have any knowledge of any matters pertaining to such statement or opinion should be drawn from the fact that we have acted as counsel to the Company in connection with the transactions contemplated by the Underwriting Agreement.

The opinions expressed and the statements made herein are expressed and made as of the time of closing of the sale of the Notes to the Underwriters on the date hereof and we assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinions or statements) that may come to our attention after such time.

This letter is rendered solely to and for the benefit of the Underwriters in connection with the transaction described in the first paragraph above and may not be quoted to or relied upon by, nor may this letter or copies hereof be delivered to, any other person (including, without limitation, any person who acquires Notes from or through any Underwriter), nor may this letter be used for any other purpose, without our prior written consent.

Very truly yours,

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Annex II-C

Form of Venable LLP Opinion

Ladies and Gentlemen:

We have served as Maryland counsel to Sara Lee Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company of [—] aggregate principal amount of [—]% Notes due [—] (the “Notes due [—]”) and [—] aggregate principal amount of [—]% Notes due [—] (the “Notes due [—]” and, together with the Notes due [—], the “Notes”). The Notes will be issued by the Company pursuant to a Pricing Agreement, dated September [—], 2010, by and among the Company and the representatives of the several underwriters named in Schedule I thereto (together, the “Underwriters”), including the Company’s Debt Securities Underwriting Standard Provisions incorporated by reference therein (collectively, the “Pricing Agreement”). This firm did not participate in the drafting or negotiation of the Pricing Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Pricing Agreement.

This opinion is being delivered to you pursuant to Section 7(c) of the Pricing Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement on Form S-3 (Registration No. 333-158504), and all amendments thereto, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Prospectus, dated April 9, 2009, and the Prospectus Supplement, dated September [—], 2010;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to (i) the sale, issuance and registration of the Notes and (ii) the execution, delivery and performance of the Pricing Agreement, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. The Pricing Agreement;

7. The Indenture (the “Indenture”), dated as of October 2, 1990, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Continental Bank, N.A.), as trustee, certified as of the date hereof by an officer of the Company;

8. The Global Notes representing the Notes (the “Global Notes”);

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party (other than the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any of the provisions of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2. The Indenture has been duly authorized, executed and delivered by the Company.

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3. The Notes have been duly authorized by all necessary corporate action on the part of the Company for sale to the Underwriters pursuant to the Pricing Agreement.

4. The Pricing Agreement has been duly authorized, executed and delivered by the Company.

5. The execution, delivery and performance by the Company of the Pricing Agreement (including the sale of the Notes to the Underwriters), the Indenture and the Global Notes do not or will not result in any violation of (a) the provisions of the Charter or Bylaws or (b) any Maryland law applicable to the Company.

6. No consent, approval, authorization, order, filing, registration or qualification of or in any court or government agency or body of the State of Maryland is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Pricing Agreement or the Indenture (except that no opinion is expressed herein with respect to the applicability or effect of the securities laws of the State of Maryland).

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion in connection with the securities (or “blue sky”) laws or the real estate syndication laws of the State of Maryland or as to federal or state laws regarding fraudulent transfers. We note that each of the Pricing Agreement and the Indenture provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 5(b) above is based upon our consideration of only those laws of the State of Maryland, if any, which a lawyer licensed in the State of Maryland who routinely represents companies similar to the Company would reasonably believe are normally applicable to the transactions of the type contemplated under the Pricing Agreement. Our opinion expressed in paragraph 6 above is based upon our consideration of only those consents, approvals, authorizations, orders, filings, registrations or qualifications required by any court or government agency or body in the State of Maryland, if any, which a lawyer licensed in the State of Maryland who routinely represents companies similar to the Company would reasonably believe are normally applicable to transactions of the type discussed in such paragraph. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit and the benefit of the other Underwriters. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Sidley Austin LLP,

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counsel to the Company, and Cravath, Swaine & Moore LLP, counsel to the Underwriters, who may rely on this opinion as if it were addressed to them for the purpose of delivering their opinions of even date herewith pursuant to the Pricing Agreement, and The Bank of New York, trustee under the Indenture) without, in each instance, our prior written consent.

Very truly yours,

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